Exhibit 99.1

(Gateway Logo Omitted)                           Growing in the midstream of the
                                                            Natural Gas Industry
                                                           Trading Symbol:  GNRG


NEWS RELEASE

FOR IMMEDIATE RELEASE                Contact:  Brad Holmes, Investor Relations
                                               (713) 304-6962 or
                                               Chris Rasmussen, CFO
                                               (713) 336-0844

                 Gateway Energy Acquires Net Profits Interest in
                             Madisonville Gas Field

Houston - (PR Newswire) - December 23, 2008 - Gateway Energy Corporation (OTCBB:GNRG) announced today that it has acquired a 9.1% net profits interest ("NPI") in certain leases and wells in the Madisonville, Texas gas field for $762,450. The effective date of the acquisition is September 1, 2008.

The NPI covers production from certain identified leases and wells owned by operated by Redwood Energy Production, L.P. ("Redwood") in the Madisonville Field insofar as they cover the Rodessa/Sligo interval, together with all interests acquired by Redwood in any additional oil and gas leases or rights to acquire oil and gas leases within a specified area of mutual interest ("AMI") and any interests acquired by Redwood in sands, zones, formations, horizons or in and to the depths acquired by Redwood in leases above or below the Rodessa/Sligo interval. Redwood is a subsidiary of GeoPetro Resources Company. There are currently four wells drilled in the AMI by Redwood to the Rodessa zone at approximately 12,000 feet.

About the Madisonville Field

Redwood has stated its belief that there are as many as six prospective zones below the Rodessa zone, including the Sligo, Travis Peak, Cotton Valley Sand, Bossier, Cotton Valley Lime and Smackover formations. Redwood has also announced its plan to commence the drilling of a Madisonville Field deep test well during 2009 to a depth sufficient to test the Smackover formation, at an estimated depth of approximately 18,000 feet.

To date, production from the existing wells has been limited by the capacity of the project's gas treatment facility. The gas treatment facility has been expanded with the construction of a new plant, but the expansion requires certain additional modifications to operate at expected levels. Redwood has stated that it expects the installation of system modifications required in the new plant to be completed in the first half of 2009.

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Management Comments

Mr. Robert Panico, President and CEO of Gateway said, "I am very pleased with this acquisition as it provides us with additional revenue and cash flow with relatively low risk and no additional general and administrative cost. We are very familiar with the Madisonville Field due to our pipeline operations there and our longstanding business relationship with Redwood and the gas processing company. Mr. Panico went on to say, "The acquisition of the NPI allows us to leverage our knowledge of the Madisonville Field to more fully participate in the upside this project presents."


About Gateway Energy

 Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems in Texas, Texas state waters and in federal waters of the Gulf of Mexico off the Texas and Louisiana coasts. Gateway gathers offshore wellhead natural gas production and liquid hydrocarbons from producers, and then aggregates this production for processing and transportation to other pipelines. Gateway also transports gas through its mainline systems for non-affiliated shippers and through its affiliated distribution system and makes sales of natural gas to end users.


Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements, which speak only as of the date hereof. Gateway undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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